UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 29, 2012

THE WILLIAMS COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-4174	70-0569878
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Williams Center, Tulsa, Oklahoma		74172-0172
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 918/573-2000

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On March 29, 2012, The Williams Companies, Inc. (the “Company”) issued a press release announcing the Offering (as defined below) and a press release announcing that the Company had priced the Offering. Copies of these press releases are furnished and attached as exhibits 99.1 and 99.2 hereto and are incorporated herein by reference. The information furnished is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”).

Item 8.01. Other Events.

On March 29, 2012, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with Barclays Capital Inc., Citigroup Global Markets Inc., UBS Securities LLC, Deutsche Bank Securities, Inc. and J.P. Morgan Securities LLC, as representatives of the underwriters named in Schedule 1 thereto, with respect to the issuance and sale in an underwritten public offering (the “Offering”) of 26,000,000 shares of the Company’s common stock at a price to the public of $30.59 per share. Pursuant to the Underwriting Agreement, the Company also granted the underwriters a 30-day option (the “Overallotment Option”) to purchase up to an additional 3,900,000 shares of the Company’s common stock if the underwriters sell more than 26,000,000 shares in the Offering. On March 30, 2012, the Underwriters exercised the Overallotment Option with respect to 3,900,000 shares of the Company’s common stock. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and is incorporated herein by reference.

The Offering and the offer and sale of shares issued pursuant to the Overallotment Option have been registered under the Securities Act pursuant to a registration statement on Form S-3 (Registration No. 333-159559) of the Company (the “Registration Statement”), and the prospectus supplement dated March 29, 2012, filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act. Closing of the sale of the shares of common stock pursuant to the Offering and pursuant to the underwriters’ exercise of the Overallotment Option is expected to occur on April 4, 2012. The legal opinion of Gibson, Dunn & Crutcher LLP relating to the validity of the shares of common stock offered and sold pursuant to the Underwriting Agreement is filed as Exhibit 5.1 to this report.

The Company intends to use the net proceeds from the Offering and the underwriters’ exercise of the Overallotment Option, together with drawings under its revolving credit facility and/or cash on hand, to purchase from the Company’s subsidiary Williams Partners L.P. (“WPZ”) up to 16,360,133 additional common units representing limited partner interests in WPZ (“WPZ Common Units”) in connection with WPZ’s previously announced acquisition of Caiman Eastern Midstream, LLC from Caiman Energy, LLC (the “Caiman Acquisition”). Any such net proceeds not used to purchase additional WPZ Common Units in connection with the Caiman Acquisition will be used for general corporate purposes.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated March 29, 2012, by and among The Williams Companies, Inc., and Barclays Capital Inc., Citigroup Global Markets Inc., UBS Securities LLC, Deutsche Bank Securities, Inc. and J.P. Morgan Securities LLC, as representatives of the underwriters named in Schedule 1 thereto.

5.1	Opinion of Gibson, Dunn & Crutcher LLP.

99.1	Press release dated March 29, 2012.

99.2	Press release dated March 29, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WILLIAMS COMPANIES, INC.

By:	/s/ Sarah C. Miller
Sarah C. Miller Assistant General Counsel and Corporate Secretary

DATED: April 2, 2012

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated March 29, 2012, by and among The Williams Companies, Inc., and Barclays Capital Inc., Citigroup Global Markets Inc., UBS Securities LLC, Deutsche Bank Securities, Inc. and J.P. Morgan Securities LLC, as representatives of the underwriters named in Schedule 1 thereto.

5.1	Opinion of Gibson, Dunn & Crutcher LLP.

99.1	Press release dated March 29, 2012.

99.2	Press release dated March 29, 2012.